SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

Abtech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52762	14-1994102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

  4110 N. Scottsdale Road, Suite 235 Scottsdale, Arizona 85251

  (Address of principal executive offices)

480-874-4000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Abtech Holdings, Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”) on June 6, 2017. There were 501,678,288 shares of common stock eligible to be voted at the Annual Meeting and 381,211,352 shares of common stock were represented in person or represented by proxy at the Annual Meeting, which constituted a quorum to conduct business. There were two proposals submitted to the Company’s stockholders at the Annual Meeting. Each of the proposals below is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2017. The final results of voting on each of the proposals are as follows:

Proposal 1 — ELECTION OF DIRECTORS. Each of the following nominees for director were elected to serve a one-year term expiring at the Company’s 2018 annual meeting of stockholders based on the following vote:

Name	Affirmative Votes	Votes Withheld	Broker Non-Votes

Glenn R. Rink	350,163,284	867,544	30,180,524
William S. Brennan	350,540,086	490,742	30,180,524
David Greenwald	350,466,402	564,426	30,180,524
A. Judson Hill	350,348,866	681,962	30,180,524
Dipak P. Jogia	350,468,702	562,126	30,180,524

Proposal 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Semple, Marchal & Cooper LLP was ratified as our independent registered public accounting firm for the year ending December 31, 2017, based on the following vote:

Affirmative Votes:	377,113,410
Votes Against:	1,000,204
Abstentions:	3,097,738
Broker Non-Votes:	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2017

ABTECH HOLDINGS, INC.,
a Nevada corporation

By:	/s/ Glenn R. Rink
Glenn R. Rink
President and Chief Executive Officer